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Exhibit 16.1

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549	December 6, 2024

Commissioners:

We have read Item 4.01(a) of Form 8-K dated December 6, 2024, of Ryerson Holding Corporation and are in agreement with the statements contained in the second, third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP